Exhibit 23.2

ALBERT WONG & CO.
CERTIFIED PUBLIC ACCOUNTANTS
7th Floor, Nan Dao Commercial Building
359-361 Queen’s Road Central
Hong Kong
Tel : 2851 7954
Fax : 2545 4086

ALBERT WONG
B.Soc., Sc., LL.B., P.C.LL., Barrister-in-law, C.P.A. (Practicing)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement on Form S-1 of our reports dated February 18, 2008, relating to the consolidated financial statements and related notes of Daqing Qingkelong Chain Commerce & Trade Co., Ltd, for the year ended December 31, 2007 and 2006.

/s/ Albert Wong & Co.
Albert Wong & Co.
Hong Kong
Dated: August 7, 2008